Exhibit 10.8
FOURTH AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT
This FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), dated the 10th day of August, 2022, is entered into by and between Privia Health, LLC (“Company”) and Thomas Bartrum (“Executive”). Each of Company and Executive may be referred to individually herein as a “Party” or, collectively, as the “Parties.”
RECITALS
WHEREAS, Company and Executive are parties to that certain Executive Employment Agreement dated February 25, 2019, as amended by that certain First Amendment to the Executive Employment Agreement dated April 1, 2020, that certain Second Amendment to the Executive Employment Agreement effective as of April 16, 2021, and that certain Third Amendment to Executive Employment Agreement dated March 24, 2022 (collectively, the “Agreement”); and

WHEREAS, Company and Executive desire to amend the Agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements of the Parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto as agree as follows:

1.Amendment to Section 5. The first paragraph of Section 5 (Term and Termination) of the Agreement is hereby deleted in its entirety and replaced with the following:

Executive shall be an “at will” employee. Company may terminate this Agreement at any time without Cause (as defined below), and Executive, upon thirty (30) days’ prior written notice, may voluntarily terminate this Agreement at any time without Good Reason (as defined below). In addition, this Agreement may be terminated (i) by Company immediately for Cause or (ii) by Executive immediately for Good Reason. If Executive terminates his employment without Good Reason upon thirty (30) days’ prior written notice, then Company may (at its discretion) pay Executive’s Base Salary for the thirty (30) day notice period in lieu of Executive continuing to perform Services during such notice period. In the event Executive’s employment is terminated for any reason, Executive shall receive his Base Salary accrued through the date of termination, reimbursement of any business expenses properly incurred prior to the date of termination, and any benefits, including continuation and conversion rights, provided upon termination of employment under Company’s employee benefit plans (collectively the “Accrued Obligations”). In the event Company terminates this Agreement without Cause or Executive terminates this Agreement for Good Reason, Company shall, in addition to the Accrued Obligations, pay a lump sum severance to Executive in an amount equal to one hundred percent (100%) of his then-existing total Salary (minus withholdings) (the Additional Salary portion thereof determined based on the target annual bonus for the year of termination) for a number of months equal to the Severance Period (as defined below), and an amount equal to Executive’s cost of continuation of his health benefits for the Severance Period (collectively, the

Exhibit 10.8
“Severance Amount”); provided, that, such payment of the Severance Amount shall be reduced by the pre-tax amount (or the pre-tax equivalent) of any long-term disability benefit to which the Executive is entitled for the Severance Period. “Severance Period” means the twelve (12) month period following the effective date of termination. Notwithstanding the foregoing, Executive shall receive the Severance Amount, (x) if and only if, Executive has executed a general release with Company that includes a release of Company and each of its subsidiaries and Notwithstanding the foregoing, Executive shall receive the Severance Amount, (x) if and only if, Executive has executed a general release with Company that includes a release of Company and each of its subsidiaries and affiliates, their present and former officers, directors, executives, shareholders, members, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof) from any and all claims, actions, causes of action, complaints, charges, demands,  rights, damages, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, that arise out of, or relate to, this Agreement or the Executive’s employment or termination of employment with Company (the “Release”) (y) the Release becomes irrevocable within sixty (60) days following the date of termination (the date that the Release becomes irrevocable, the “Release Effective Date”), and (z) only so long as Executive has not breached, and during the period over which the Severance Amount is paid does not breach, the provisions of the Release or Sections 9-13 hereof. The Severance Amount will be payable on the first regular payroll date of the Company following the Release Effective Date, provided that if the sixty (60) day period described above begins in one calendar year and ends in a subsequent calendar year, the Severance Amount shall not be paid until such subsequent calendar year.

2.Amendment to Section 9. The first sentence of the second paragraph of Section 9 (Non-Compete) of the Agreement is hereby deleted in its entirety and replaced with the following:

The Parties agree that for purposes of this Agreement, a person or entity is in competition with Company if it operates or manages medical groups, health systems, independent physicians associations, or accountable care organizations in any state in which Company or its subsidiaries and affiliates conducts business at the time of Executive's termination.

3.Amendment to Exhibit A. The first bullet point set forth on Exhibit A (Compensation Terms) of the Agreement is hereby deleted in its entirety and replaced with the following:

From and after July 1, 2022, annual Base Salary of $340,000.00, paid in semi-monthly installments, under exempt status, minus all relevant taxes and withholdings.

4.Defined Terms. Capitalized terms which are used in this Amendment but are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
5.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws provisions thereof.

Exhibit 10.8
6.No Breach. The Parties hereby acknowledge and agree that the change set forth in in this Amendment (a) are voluntary, (b) do not constitute a breach of the Agreement, and (c) do not constitute Good Reason under the Agreement.

7.Ratification of Agreement. Except as expressly modified or amended by this Amendment, all provisions of the Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect.

8.Counterparts. This Amendment maybe executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

[Signature Page to Follow]

Exhibit 10.8

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

EXECUTIVE:

/s/ Thomas Bartrum
Thomas Bartrum

COMPANY:

PRIVIA HEALTH, LLC

By:/s/ Shawn Morris
Name: Shawn Morris
Title: Chief Executive Officer